Exhibit 99.1

                PENINSULA GAMING, LLC ANNOUNCES FINANCIAL RESULTS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2005

  Evangeline Downs quarterly Net Revenue growth 11%; Adjusted EBITDA growth 48%
     Diamond Jo quarterly Net Revenue growth 7%; Adjusted EBITDA growth 13% Consolidated quarterly Net Revenue growth 10%; Adjusted EBITDA growth 23%

(Dubuque, IA - August 4, 2005) Peninsula Gaming, LLC (the "Company") today reported financial results for the second quarter ended June 30, 2005. The Company is the direct parent of Diamond Jo, LLC ("DJL"), which owns and operates the Diamond Jo Casino in Dubuque, Iowa, The Old Evangeline Downs, L.L.C. ("OED"), which owns and operates Evangeline Downs Racetrack and Casino in Opelousas, Louisiana, and Diamond Jo Worth, LLC ("DJW") which owns a gaming license in the State of Iowa and is currently constructing a casino in Worth County, Iowa. A conference call with management will be scheduled and announced during the week of August 8, 2005.


SECOND QUARTER 2005 RESULTS

Consolidated Results

Net revenues increased 10% to approximately $40.1 million for the second quarter of 2005 from approximately $36.6 million in the second quarter of 2004. Income from operations during the second quarter of 2005 rose to $4.5 million as compared to $4.4 million reported in the second quarter of 2004. Net loss to common members' interest for the second quarter of 2005 was $2.3 million, compared to $39.7 million for the second quarter of 2004 (including a loss on early retirement of debt of $37.6 million).

In the second quarter of 2005, the Company reported Adjusted EBITDA (as defined below) of $9.4 million, an increase of 23% when compared to $7.6 million for the second quarter of 2004. Refocused promotional and complimentary efforts along with improvements to our slot product at the end of 2004 contributed to casino revenue growth of approximately $5.5 million, resulting in an increase in Adjusted EBITDA margin to 23% versus 21% in the second quarter of 2004. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for development expense, pre-opening expense, affiliate management fees and gain or loss on disposal of assets. See the accompanying tables and footnotes, which discuss the Company's use of Adjusted EBITDA and reconcile Adjusted EBITDA to net loss to common members' interest.

The Company ended the quarter with $16.7 million of cash (of which $7.7 million is restricted cash). Total debt outstanding at June 30, 2005 including the current portion, was $282.3 million, including slot financing of $6.3 million. At June 30, 2005, the Company had $13.2 million available under its revolving credit facility. The Company made $7.2 million of capital expenditures during the quarter ended June 30, 2005. Of this total, $3.6 million related to construction and development activities at the racino at OED, $0.7 million related to construction and development activities for new OTB's at OED, $1.7 million related to construction and development activities at DJW and $0.9 million and $0.3 million related to maintenance capital expenditures at DJL and OED, respectively.

Diamond Jo

In the second quarter of 2005, net revenues at the Diamond Jo increased 7% to approximately $13.3 million from approximately $12.3 million in the second quarter of 2004. Net revenues include casino revenues of approximately $13.0 million and food and beverage and other revenues of approximately $0.8 million, less promotional allowances of approximately $0.5 million. Adjusted EBITDA at the Diamond Jo increased 13% to approximately $4.2 million for the second quarter of 2005 from approximately $3.7 million in the second quarter of 2004. Despite an increase in state gaming taxes from 20% to 22%, Adjusted EBITDA margin increased to 32% for the second quarter of 2005 from 30% for the second quarter of 2004.


Evangeline Downs Racetrack and Casino

In the second quarter of 2005, net revenues at OED increased 11% to approximately $26.9 million from approximately $24.2 million in the second quarter of 2004 despite the fact that racing revenue was down approximately $2.1 million due primarily to the closure of the racetrack from May 13, 2005 to June 28, 2005. The cost spent on reconstruction of the racetrack was approximately $2.5 million. We reopened the racetrack on June 29, 2005. Net revenues include casino revenues of approximately $21.4 million, racing revenues of approximately $3.7 million, video poker revenues of approximately $0.5 million and food and beverage and other revenues of approximately $2.8 million, less promotional allowances of approximately $1.5 million. Adjusted EBITDA at OED increased 48% to approximately $5.8 million for the second quarter of 2005 from approximately $3.9 million in the second quarter of 2004. Strong casino revenue increases of 29% combined with significant decreases in labor costs contributed to an increase in Adjusted EBITDA margin to 21% during the second quarter of 2005 from 16% during the second quarter of 2004.


SIX MONTHS ENDED JUNE 30, 2005 RESULTS

Consolidated Results

Net revenues increased 13% to approximately $81.3 million for the six months ended June 30, 2005 from approximately $72.1 million in the six months ended June 30, 2004. Income from operations during the six months ended June 30, 2005 rose to $11.1 million as compared to $9.5 million reported in the six months ended June 30, 2004. Net loss to common members' interest for the six months ended June 30, 2005 was $2.5 million, compared to $42.3 million for the six months ended June 30, 2004 (including a loss on early retirement of debt of $37.6 million).

In the six months ended June 30, 2005, the Company reported Adjusted EBITDA of $20.3 million, an increase of 26% when compared to $16.1 million for the six months ended June 30, 2004. Refocused promotional and complimentary efforts along with improvements to our slot product at the end of 2004 contributed to casino revenue growth of approximately $10.8 million, resulting in an increase in Adjusted EBITDA margin to 25% for the six months ended June 30, 2005 versus 22% in the six months ended June 30, 2004.

Diamond Jo

In the six months ended June 30, 2005, net revenues at the Diamond Jo increased 9% to approximately $26.7 million from approximately $24.5 million in the six months ended June 30, 2004. Net revenues include casino revenues of approximately $26.0 million and food and beverage and other revenues of approximately $1.4 million, less promotional allowances of approximately $0.7 million. Adjusted EBITDA at the Diamond Jo increased 14% to approximately $8.4 million for the six months ended June 30, 2005 from approximately $7.4 million in the six months ended June 30, 2004. Despite an increase in state gaming taxes from 20% to 22%, Adjusted EBITDA margin increased to 32% for the six months ended June 30, 2005 from 30% for the six months ended June 30, 2004.


Evangeline Downs Racetrack and Casino

In the six months ended June 30, 2005, net revenues at OED increased 15% to approximately $54.6 million from approximately $47.6 million in the six months ended June 30, 2004 despite the fact that racing revenue was down approximately $2.3 million due primarily to the closure of the racetrack as discussed above. Net revenues include casino revenues of approximately $43.8 million, racing revenues of approximately $7.0 million, video poker revenues of approximately $1.2 million and food and beverage and other revenues of approximately $5.3 million, less promotional allowances of approximately $2.7 million. Adjusted EBITDA at OED increased 51% to approximately $13.1 million for the six months ended June 30, 2005 from approximately $8.7 million in the six months ended June 30, 2004. Strong casino revenue increases of 26% combined with significant decreases in labor costs contributed to an increase in Adjusted EBITDA margin to 24% during the six months ended June 30, 2005 from 18% during the six months ended June 30, 2004.


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions, competition, risks associated with new ventures, government regulation, including, licensure requirements, legalization of gaming, availability of financing on commercially reasonable terms, changes in interest rates, future terrorist acts, and other factors detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update such information.


Peninsula Gaming, LLC
Condensed Consolidated Statements of Operations (Unaudited)


                                             Three Months          Three Months          Six Months             Six Months
                                                Ended                 Ended                Ended                  Ended
                                            June 30, 2005         June 30, 2004         June 30, 2005         June 30, 2004
                                            -------------         -------------         -------------         -------------

REVENUES:
   Casino                                   $   34,353,108         $   28,813,123        $   69,791,032        $   59,006,472
   Racing                                        3,707,820              5,794,053             7,046,089             9,372,815
   Video poker                                     546,897                699,987             1,154,843             1,486,828
   Food and beverage                             3,206,137              2,957,716             6,198,243             5,775,515
   Other                                           300,080                408,084               551,011               609,201
   Less promotional allowances                  (1,971,083)            (2,107,294)           (3,393,795)           (4,119,767)
                                            ---------------        ---------------       ----------------      ---------------
                  Total net revenues            40,142,959             36,565,669            81,347,423            72,131,064
                                            ---------------        ---------------       ----------------      ---------------

EXPENSES:
   Casino                                       17,539,483             14,764,654            35,628,783            30,228,639
   Racing                                        3,379,103              4,904,073             6,121,075             7,895,060
   Video poker                                     448,690                546,486               916,179             1,082,797
   Food and beverage                             2,390,715              2,495,582             4,724,301             4,770,315
   Boat operations                                 515,960                545,986             1,095,322             1,119,047
   Other                                            81,461                389,286               179,222               514,281
   Selling, general and administrative           6,400,108              5,314,527            12,332,543            10,416,047
   Depreciation and amortization                 3,967,905              2,959,151             7,905,756             5,855,214
   Pre-opening expense                              61,300                 50,997               100,650               272,280
   Development expense                             400,341                 37,961               536,018                59,231
   Affiliate management fees                       306,273                149,577               613,387               400,000
   Loss on disposal of assets                      130,319                    192                92,881                   192
                                            ---------------        ---------------       ----------------      ---------------
                  Total expenses                35,621,658             32,158,472            70,246,117            62,613,103
                                            ---------------        ---------------       ----------------      ---------------

INCOME FROM OPERATIONS                           4,521,301              4,407,197            11,101,306             9,517,961
                                            ---------------        ---------------       ----------------      ---------------

OTHER INCOME (EXPENSE):
   Interest income                                  27,862                 72,518                41,335               129,603
   Interest expense, net of amounts
   capitalized                                  (6,779,560)            (6,508,686)          (13,465,322)          (14,201,413)
   Loss on early retirement of debt                                   (37,566,234)                                (37,566,234)
   Interest expense related to preferred
     members' interest, redeemable                 (90,000)               (90,000)             (180,000)             (180,000)
                                            ---------------        ---------------       ----------------      ---------------
                  Total other expense           (6,841,698)           (44,092,402)          (13,603,987)          (51,818,044)
                                            ---------------        ---------------       ----------------      ---------------

NET LOSS TO COMMON MEMBERS' INTEREST        $   (2,320,397)        $  (39,685,205)       $   (2,502,681)       $  (42,300,083)
                                            ===============        ===============       ===============       ===============




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

Peninsula Gaming, LLC
Supplemental Data Schedule (Unaudited)
(In thousands)

The  following  is a  reconciliation  of  Adjusted  EBITDA to Net Loss to Common
Members' Interest:
                                                           Adjusted EBITDA                    Adjusted EBITDA
                                                     Three Months Ended June 30,          Six Months Ended June 30,
                                                     ---------------------------        -----------------------------
                                                        2005              2004             2005                2004
                                                     ---------          --------        ----------          ---------

General corporate                                    $   (588)          $     0         $  (1,187)          $      0
Diamond Jo                                              4,195             3,704              8,448             7,409
Evangeline Downs                                        5,780             3,901             13,089             8,696
                                                     ---------        ----------          ---------        ----------
Total Adjusted EBITDA (1)                               9,387             7,605             20,350            16,105
General corporate:
    Development expense...................               (232)                                (285)
Diamond Jo:
    Depreciation and amortization.........             (1,030)             (588)            (2,038)           (1,165)
    Development expense...................                (37)              (38)               (74)              (59)
    Interest expense, net.................             (2,441)          (11,474)            (4,853)          (14,282)
    Loss on disposal of assets............                (45)                                 (69)
Evangeline Downs:
    Depreciation and amortization.........             (2,938)           (2,372)            (5,868)           (4,691)
    Pre-opening expense...................                (48)              (51)               (88)             (272)
    Development expense...................               (131)                                (177)
    Affiliate management fees.............               (306)             (150)              (613)             (400)
    Interest expense, net.................             (4,393)          (32,617)            (8,744)          (37,536)
    Loss on disposal of assets............                (86)                                 (24)
Diamond Jo Worth:
    Pre-opening expense...................                (13)                                 (13)
    Interest expense, net.................                 (7)                                  (7)
                                                     ---------        ----------          ---------        ----------
    Net loss to common members' interest..           $ (2,320)        $ (39,685)          $ (2,503)        $ (42,300)
                                                     =========        ==========          =========        ==========


(1) Management uses Adjusted EBITDA as a supplemental financial measure in the evaluation of the performance of its businesses and believes that Adjusted EBITDA provides a meaningful measure of its ability to meet future debt service, capital expenditures and working capital requirements. Management also believes that Adjusted EBITDA is useful because it is reflective of operating decisions and other factors that affect operating performance. Management further believes that EBITDA (and varying adjustments thereto) is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Management uses Adjusted EBITDA to compare operating results among properties and between accounting periods and to develop compensation plans, to measure personnel performance and to allocate capital assets. Adjusted EBITDA, however, is not a financial measure under accounting principles generally accepted in the United States (GAAP). Accordingly, its use should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. The Company has significant uses of cash, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Because Adjusted EBITDA excludes some, but not all, items that affect net loss and may vary among companies, Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures of other companies.

Contacts:

         Peninsula Gaming, LLC
         Natalie A. Schramm, 563-690-2120